As filed with the Securities and                         Registration No. 333-
Exchange Commission on March _____, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S - 8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              ZIONS BANCORPORATION
            ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             UTAH                                          87-0227400
---------------------------------                     -------------------
  (State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                     Identification No.)


    ONE SOUTH MAIN, SUITE 1380
      SALT LAKE CITY, UTAH                                  84111
----------------------------------------                  ----------
  (Address of principal executive offices)                (Zip Code)


                              Zions Bancorporation
                  1996 Non-Employee Directors Stock Option Plan
                         Hemingway Stock Option Agreement
                 ---------------------------------------------
                              (Full title of plans)

                                Harris H. Simmons
                      President and Chief Executive Officer
                              ZIONS BANCORPORATION
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111
                    ---------------------------------------
                     (Name and address of agent for service)

                                 (801) 524-4787
         -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                              Laurie S. Hart, Esq.
                         Callister Nebeker & McCullough
                          Gateway Tower East, Suite 900
                              10 East South Temple
                           Salt Lake City, Utah 84133
                                 (801) 530-7300


====================================================================================================
                                                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
  Title of each                            Proposed maximum     Proposed maximum
class of securities         Amount to be    offering price      aggregate offering     Amount of
 to be registered           registered(1)      per unit               price         registration fee
----------------------------------------------------------------------------------------------------
Common Stock,
No Par Value                  100,000(2)   $66.41(4)             $6,641,000        $1,846.20

Common Stock,
No Par Value                   20,000(3)   $66.41(4)             $1,328,200        $  369.24

   Total                      120,000                            $7,969,200        $2,215.44

(1) Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of Zions Bancorporation common stock that become issuable under the 1996 Non-Employee Directors Stock Option Plan and the Hemingway Stock Option Agreement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of Zions Bancorporation's outstanding shares of common stock.

(2) Issuable pursuant to Zions Bancorporation 1996 Non-Employee Directors Stock Option Plan.

(3)      Issuable pursuant to the Hemingway Stock Option Agreement.

(4) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(h)(1) under the Securities Act based on the average of the high and low prices of the common stock on March 5, 1999, as reported on the Nasdaq National Market.

         The Exhibit Index appears after the signature page of this Registration Statement.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item I.           Plan Information.

     Zions Bancorporation will send or give the documents containing the information specified in this Item 1 to its directors and to Mr. Hemingway as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Zions Bancorporation is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

Item II.          Registrant Information and Employee Plan Annual Information.

     Zions Bancorporation will send or give the documents containing the information specified in this Item 1 to its directors and to Mr. Hemingway as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Zions Bancorporation is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.


                                     PART II

Item 3.  Incorporation of Certain Documents by Reference

     The following documents previously filed by Zions Bancorporation with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         o Zions Bancorporation's Annual Report on Form 10-K for the year ended December 31, 1997, filed pursuant to the Securities Exchange Act of 1934;

         o Zions Bancorporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, filed pursuant to the Securities Exchange Act;

         o Zions Bancorporation's Current Reports on Form 8-K filed by Zions Bancorporation on February 6, 1998, April 3, 1998, April 15, 1998, May 18, 1998, May 27, 1998 (Form 8-K/A), October 14,
                  1998, and December 10, 1998 (Form 8-K/A), filed pursuant to the Securities Exchange Act;

         o The description of Zions Bancorporation common stock which is contained in Zions Bancorporation's registration statement on Form 10, and any amendment or report filed to update such description; and

         o The description of the Zions Bancorporation Rights Plan contained in Zions Bancorporation's registration statement on Form 8-A dated October 10, 1996, and any amendment or report filed to update such description.

         All documents subsequently filed with the Securities and Exchange Commission by Zions Bancorporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Does not apply.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         The Articles of Incorporation of Zions Bancorporation provide that no director of Zions Bancorporation will be personally liable to Zions Bancorporation or its shareholders for money damages for any breach of fiduciary duty by such director while acting as a director, except for liability:

         (1) for any breach of the director's duty of loyalty to Zions Bancorporation or its shareholders;

         (2) for acts of omissions not in good faith or which involve intentional misconduct or knowing violation of the law; or

         (3) for any transaction from which the director obtained an improper personal benefit.

     Part 9 of the Utah Revised Business Corporation Act contains provisions entitling directors and officers of Zions Bancorporation to indemnification under certain conditions from judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of Zions Bancorporation. Indemnification under Utah corporate law is generally permissible if the conduct of the director or officer was in good faith and the director or officer reasonably believed that his conduct was in, or not opposed to, Zions Bancorporation's best interests. In a criminal case, indemnification is generally permissible if a director or officer had no reasonable cause to believe his conduct was unlawful. Indemnification under Utah law will not be permitted in connection with a proceeding by or in the right of Zions Bancorporation in which the director or officer was adjudged liable to Zions Bancorporation, or in connection with any other proceeding in which the officer or director was adjudged liable on the basis that he obtained an improper personal benefit.

     Mandatory indemnification is required under Utah law for a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or any claim, issue or matter in a proceeding, to which he was a party because he is or was an officer or director of Zions Bancorporation. A court may order indemnification where mandatory under Utah law or if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all relevant circumstances and regardless of whether the officer or director met the applicable standard of conduct or was adjudged liable to Zions Bancorporation or adjudged liable on the basis that he derived an improper personal benefit.

     Payment of expenses for officers and directors is permitted in advance of a final disposition of a proceeding on certain conditions, including the following:

                    o Furnishing of written affirmation by the officer or
               director of his good faith belief that he has met the applicable standard of conduct,

                    o Furnishing of a written agreement to repay the advance if the officer or director is ultimately determined not to have met the applicable standard of conduct, and

                  o A determination is made that the facts then known to the persons making the determination would not preclude indemnification under Utah law. This determination is to be made either by the Board of Directors, a committee of the Board of Directors, special counsel, or the shareholders, under conditions and procedures generally designed to assure the independence of the body making the determination.

     Zions Bancorporation maintains officers' and directors' indemnity insurance against expenses of defending claims or payment of amounts arising out of good-faith conduct believed by the officer or director to be in or not opposed to the best interests of Zions Bancorporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Zions Bancorporation pursuant to the foregoing arrangements, Zions Bancorporation has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

         Does not apply.

Item 8.  Exhibits

The following is a list of exhibits filed as part of this Registration
Statement:


            Exhibit No.              Description of Exhibit and Method of Filing
------------------------------------ -------------------------------------------
               4.1                   Restated Articles of Incorporation of Zions
                                     Bancorporation dated November 8, 1993, and filed with the Utah Division of Corporations and Commercial Code on
                                     November 9, 1993, and incorporated by
                                     reference to Exhibit 3.1 to Zions
                                     Bancorporation's Form S-4 Registration
                                     Statement, File No. 33-51145, filed on
                                     November 22, 1993.
               4.2                   Restated  Bylaws of Zions  Bancorporation,
                                     dated November 8, 1993, and incorporated by reference to Exhibit 3.2 to Zions
                                     Bancorporation's Form S-4 Registration
                                     Statement, File No. 33-51145, filed
                                     November 22, 1993.
               4.3                   Amendment to the Restated Bylaws of Zions
                                     Bancorporation, dated September 18, 1998, and incorporated by reference to Exhibit 3 to Zions Bancorporation's Quarterly Report on Form 10-Q for the quarter ended
                                     September 30, 1998, File No. 0-02610.
               4.4                   Articles of Amendment to the Restated
                                     Articles of Incorporation of Zions
                                     Bancorporation dated April 30, 1997 and
                                     filed with the Utah Division of
                                     Corporations and Commercial Code on May 2,
                                     1997, and incorporated by reference to
                                     Exhibit 3.1 of Zions Bancorporation's
                                     Quarterly Report on Form 10-Q for the
                                     quarter ended June 30, 1997, File No.
                                     0-2610.
               4.5                   Articles of Amendment to the Restated
                                     Articles of Incorporation of Zions
                                     Bancorporation dated April 24, 1998 and
                                     filed with the Utah Division of
                                     Corporations and Commercial Code on April
                                     27, 1997, and incorporated by reference to
                                     Exhibit 3 of Zions Bancorporation's
                                     Quarterly Report on Form 10-Q for the
                                     quarter ended September 30, 1998, File No.
                                     0-02610.
               4.6                   Shareholder Protection Rights Agreement,
                                     dated as of September 27, 1996, between
                                     Zions Bancorporation and Zions First
                                     National Bank as Rights Agent, and
                                     incorporated by reference to Exhibit 1 to Zions Bancorporation's Form 8- K, filed
                                     October 12, 1996.
               4.7                   Zions Bancorporation 1996 Non-Employee
                                     Directors Stock Option Plan.
               4.8                   Stock Option Agreement between Zions Utah
                                     Bancorporation, which is now known as Zions
                                     Bancorporation, and W. David Hemingway.
               4.9                   Amended Stock Option Agreement between
                                     Zions Utah Bancorporation, which
                                     is now known as Zions Bancorporation, and
                                     W. David Hemingway.
               5.1                   Opinion of Callister Nebeker & McCullough
                                     Regarding Legality.

            Exhibit No.              Description of Exhibit and Method of Filing
------------------------------------ -------------------------------------------
                23.1                 Consent of KPMG LLP, Independent Auditors.
                23.2                 Consent of Callister Nebeker & McCullough
                                     that is included in Exhibit 5.1.
                24.1                 Powers of Attorney, which are included as
                                     part of the signature page of this
                                     Registration Statement.

Item 9.  Undertakings

Zions Bancorporation hereby undertakes:

(1) (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Zions Bancorporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) Zions Bancorporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Zions Bancorporation's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Zions Bancorporation pursuant to the foregoing provisions, or otherwise, Zions Bancorporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Zions Bancorporation of expenses incurred or paid by a director, officer or controlling person of Zions Bancorporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Zions Bancorporation will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Zions Bancorporation, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 10th day of March 1999.

                                                    ZIONS BANCORPORATION


                                                    By:/S/ Harris H. Simmons
                                                       -------------------------
                                                    Harris H. Simmons, President
                                                    and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Harris H. Simmons and Dale M. Gibbons, and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution for him in his name, place, and stead, in any and all capacities to sign any and all pre-effective amendments to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 10th day of March 1999.


/S/ Harris H. Simmons           President, Chief Executive      March 10, 1999
---------------------           Officer and Director
Harris H. Simmons

/S/ Dale M. Gibbons             Executive Vice President        March 10, 1999
---------------------           and Chief Financial Officer
Dale M. Gibbons

/S/ Nolan X. Bellon             Senior Vice President           March 10, 1999
---------------------           and Controller
Nolan X. Bellon


/S/ Roy W. Simmons              Chairman and Director           March 10, 1999
---------------------
Roy W. Simmons

/S/ Jerry C. Atkin              Director                        March 10, 1999
---------------------
Jerry C. Atkin

/S/ R.D. Cash                   Director                        March 10, 1999
---------------------
R.D. Cash

/S/ L.E. Simmons                Director                        March 10, 1999
---------------------
L.E. Simmons

/S/ Grant R. Caldwell           Director                        March 10, 1999
---------------------
Grant R. Caldwell

/S/ I.J. Wagner                 Director                        March 10, 1999
---------------------
I.J. Wagner

/S/ Roger B. Porter             Director                        March 10, 1999
---------------------
Roger B. Porter

/S/ Richard H. Madsen           Director                        March 10, 1999
---------------------
Richard H. Madsen

/S/ Robert G. Sarver            Director                        March 10, 1999
---------------------
Robert G. Sarver

/S/ Shelley Thomas              Director                        March 10, 1999
---------------------
Shelley Thomas

                                INDEX TO EXHIBITS

            Exhibit No.              Description of Exhibit and Method of Filing
------------------------------------ -------------------------------------------
               4.1                   Restated Articles of Incorporation of Zions
                                     Bancorporation dated November 8, 1993, and filed with the Utah Division of Corporations and Commercial Code on
                                     November 9, 1993, and incorporated by
                                     reference to Exhibit 3.1 to Zions
                                     Bancorporation's Form S-4 Registration
                                     Statement, File No. 33-51145, filed on
                                     November 22, 1993.
               4.2                   Restated  Bylaws of Zions  Bancorporation,
                                     dated November 8, 1993, and incorporated by reference to Exhibit 3.2 to Zions
                                     Bancorporation's Form S-4 Registration
                                     Statement, File No. 33-51145, filed
                                     November 22, 1993.
               4.3                   Amendment to the Restated Bylaws of Zions
                                     Bancorporation, dated September 18, 1998, and incorporated by reference to Exhibit 3 to Zions Bancorporation's Quarterly Report on Form 10-Q for the quarter ended
                                     September 30, 1998, File No. 0-02610.
               4.4                   Articles of Amendment to the Restated
                                     Articles of Incorporation of Zions
                                     Bancorporation dated April 30, 1997 and
                                     filed with the Utah Division of
                                     Corporations and Commercial Code on May 2,
                                     1997, and incorporated by reference to
                                     Exhibit 3.1 of Zions Bancorporation's
                                     Quarterly Report on Form 10-Q for the
                                     quarter ended June 30, 1997, File No.
                                     0-2610.
               4.5                   Articles of Amendment to the Restated
                                     Articles of Incorporation of Zions
                                     Bancorporation dated April 24, 1998 and
                                     filed with the Utah Division of
                                     Corporations and Commercial Code on April
                                     27, 1997, and incorporated by reference to
                                     Exhibit 3 of Zions Bancorporation's
                                     Quarterly Report on Form 10-Q for the
                                     quarter ended September 30, 1998, File No.
                                     0-02610.
               4.6                   Shareholder Protection Rights Agreement,
                                     dated as of September 27, 1996, between
                                     Zions Bancorporation and Zions First
                                     National Bank as Rights Agent, and
                                     incorporated by reference to Exhibit 1 to Zions Bancorporation's Form 8- K, filed
                                     October 12, 1996.
               4.7                   Zions Bancorporation 1996 Non-Employee
                                     Directors Stock Option Plan.
               4.8                   Stock Option Agreement between Zions Utah
                                     Bancorporation, which is now known as Zions
                                     Bancorporation, and W. David Hemingway.
               4.9                   Amended Stock Option Agreement between
                                     Zions Utah Bancorporation, which
                                     is now known as Zions Bancorporation, and
                                     W. David Hemingway.
               5.1                   Opinion of Callister Nebeker & McCullough
                                     Regarding Legality.
               23.1                  Consent of KPMG LLP, Independent Auditors.
               23.2                  Consent of Callister Nebeker & McCullough
                                     that is included in Exhibit 5.1.
               24.1                  Powers of Attorney, which are included as
                                     part of the signature page of this
                                     Registration Statement.